                                                                 EXHIBIT d(1)(g)


                                 AMENDMENT NO. 6
                                       TO
                      MASTER INVESTMENT ADVISORY AGREEMENT


         This Amendment dated as of April 30, 2004, amends the Master Investment Advisory Agreement (the "Agreement"), dated June 5, 2000, between AIM Growth Series, a Delaware statutory trust, and A I M Advisors, Inc., a Delaware corporation.

                                   WITNESSETH:

         WHEREAS, the parties desire to amend the Agreement to add a portfolio, AIM Global Trends Fund;

         NOW, THEREFORE, the parties agree as follows;

         1. Appendix A and Appendix B to the Agreement are hereby deleted in their entirety and replaced with the following:

                                   "APPENDIX A
                            FUNDS AND EFFECTIVE DATES



NAME OF FUND                                       EFFECTIVE DATE OF ADVISORY AGREEMENT
------------                                       ------------------------------------
AIM Aggressive Allocation Fund                             April 30, 2004

AIM Basic Value Fund                                        June 5, 2000

AIM Conservative Allocation Fund                           April 30, 2004

AIM Global Trends Fund                                    November 4, 2003

AIM Mid Cap Core Equity Fund                              September 1, 2001

AIM Moderate Allocation Fund                               April 30, 2004

AIM Small Cap Growth Fund                                September 11, 2000

                                   APPENDIX B
                           COMPENSATION TO THE ADVISOR


         The Trust shall pay the Advisor, out of the assets of a Fund, as full compensation for all services rendered, an advisory fee for such Fund set forth below. Such fee shall be calculated by applying the following annual rates to the average daily net assets of such Fund for the calendar year computed in the manner used for the determination of the net asset value of shares of such Fund.

                              AIM BASIC VALUE FUND
                          AIM MID CAP CORE EQUITY FUND
                            AIM SMALL CAP GROWTH FUND


NET ASSETS                                                                                              ANNUAL RATE
----------                                                                                              -----------

First $500 million...................................................................................   0.725%
Next $500 million....................................................................................   0.70%
Next $500 million....................................................................................   0.675%
Excess over $1.5 billion.............................................................................   0.65%


                             AIM GLOBAL TRENDS FUND


NET ASSETS                                                                                              ANNUAL RATE
----------                                                                                              -----------

First $500 million...................................................................................   0.975%
Next $500 million....................................................................................   0.95%
Next $500 million....................................................................................   0.925%
On amounts thereafter................................................................................   0.90%


                         AIM AGGRESSIVE ALLOCATION FUND
                        AIM CONSERVATIVE ALLOCATION FUND
                          AIM MODERATE ALLOCATION FUND

                 These three funds do not pay an advisory fee."


         2. In all other respects, the Agreement is hereby confirmed and remains in full force and effect.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers on the date first written above.


                                                  AIM GROWTH SERIES


Attest::                                     By:
          ----------------------------              ----------------------------
              Assistant Secretary                      Mark H. Williamson
                                                       President

(SEAL)

                                             A I M ADVISORS, INC.


Attest:                                      By:
          ----------------------------              ----------------------------
              Assistant Secretary                      Kevin M. Carome
                                                       Senior Vice President

(SEAL)


                                        3